Exhibit 99.1

PRESS RELEASE

Investor Relations:

Alex Spong

303-222-2552

Chipotle Mexican Grill, Inc. Announces Additional Stock Repurchase Authorizations and Accelerated Repurchase Transaction

Denver, Colorado – (Business Wire) – November 20, 2012 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today announced it has added an additional $100 million to the existing $100 million repurchase plan previously announced on October 18, 2012. The company has repurchased about $40 million through November 19th under the previously-announced $100 million buyback.

Chipotle also announced that $25 million of the authorized repurchases will be conducted through a privately negotiated accelerated share repurchase transaction, or ASR, with Morgan Stanley. The specific number of shares to be repurchased under the ASR will be based generally on the volume-weighted average share price of the company’s common stock over a specified period. The accelerated repurchase transaction is scheduled to be completed during the first quarter of 2013, but may be accelerated at the option of Morgan Stanley.

The remaining $75 million has been added to Chipotle’s existing open–market repurchase agreement. The additional repurchases were authorized by Chipotle’s Board of Directors on November 20, 2012 and may be modified, suspended, or discontinued at any time.

About Chipotle

Steve Ells, Founder, Chairman and Co-Chief Executive Officer, started Chipotle with the idea that food served fast did not have to be a typical fast food experience. Today, Chipotle continues to offer a focused menu of burritos, tacos, burrito bowls (a burrito without the tortilla) and salads made from fresh, high-quality raw ingredients, prepared using classic cooking methods and served in a distinctive atmosphere. Through our vision of Food With Integrity, Chipotle is seeking better food not only from using fresh ingredients, but ingredients that are sustainably grown and naturally raised with respect for the animals, the land, and the farmers who produce the food. A similarly focused people culture, with an emphasis on identifying and empowering top performing employees, enables us to develop future leaders from within. Chipotle opened its first restaurant in 1993 and currently operates over 1,350 restaurants. For more information, visit chipotle.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the uncertainty of our ability to achieve expected levels of comparable restaurant sales increases; the performance of new restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies; the risk of food-borne illnesses and other health concerns about our food; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of immigration enforcement activities; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages; changes in consumer preferences, general economic conditions or consumer discretionary spending; the effect of competition in the restaurant industry; the effects of continuing economic uncertainty on our business and on our suppliers, landlords and potential developers; the impact of increasing general and administrative expenses due to higher non-cash stock-based compensation expense and other increased expenses; risks relating to litigation; risks relating to our insurance coverage and self-insurance; our dependence on key personnel; security risks associated with the acceptance of electronic payment cards; the uncertainty of our ability to protect our name, logo and other proprietary information or the reputation of our brand; the potential effects of inclement weather; risks related to the tax treatment of our separation from McDonald’s; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our Web site at chipotle.com.